Exhibit 1

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Jack Bowles
2	Reason for the notification
a)	Position/status	Chief Executive
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of quarterly interim dividend equivalent shares under the British American Tobacco 2020 Deferred Share Bonus Scheme award.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£28.035	421

d)	Aggregated information - Aggregated volume - Price	421 £28.035
e)	Date of the transaction	2020-11-13
f)	Place of the transaction	Outside a trading venue

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Tadeu Marroco
2	Reason for the notification
a)	Position/status	Finance Director
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of quarterly interim dividend equivalent shares under the British American Tobacco 2020 Deferred Share Bonus Scheme award.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£28.035	128

d)	Aggregated information - Aggregated volume - Price	128 £28.035
e)	Date of the transaction	2020-11-13
f)	Place of the transaction	Outside a trading venue

Name of officer of issuer responsible for making notification: Oliver Martin Date of notification: 16 November 2020